UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 7, 2017
Date of Report (Date of earliest event reported)

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IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
(408) 467-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 7, 2017, Immersion Corporation (“Immersion”), announced that Mahesh Sundaram was terminated as Vice President, Worldwide Sales and Customer Support.

(e)

Separation Arrangements with Mr. Sundaram

Immersion and Mr. Sundaram are parties to an Amended and Restated Retention and Ownership Change Event Agreement dated March 8, 2017 (the “Retention Agreement”). Under the Retention Agreement, Mr. Sundaram’s termination would be treated as a termination without “Cause,” and Mr. Sundaram would be entitled to receive a severance payment in the amount of 6 months’ salary and payment of COBRA premiums for 6 months provided he executes a general release and waiver of claims in favor of Immersion.

Mr. Sundaram’s actual separation arrangements have not yet been determined.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION
Date : December 7, 2017	By:	/s/ Amie Peters
		Name:	Amie Peters
		Title:	General Counsel